UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 13, 2008

Power Integrations, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-23441	94-3065014
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5245 Hellyer Avenue

San Jose, California 95138-1002

(Address of principal executive offices)

(408) 414-9200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Stockholder Approval of Power Integration’s 1997 Employee Stock Purchase Plan, as amended

On June 13, 2008, Power Integrations held its 2008 Annual Meeting of Stockholders. At the meeting, the stockholders approved the Power Integrations, Inc. 1997 Employee Stock Purchase Plan, as amended (the “Purchase Plan”), to change the aggregate number of shares of common stock authorized for issuance under the Purchase Plan from 2,000,000 to 3,000,000.

The purpose of the Purchase Plan is to provide a means by which employees of Power Integrations (and any parent or subsidiary of Power Integrations designated by the Board of Directors (“Board”) to participate in the Purchase Plan) may be given an opportunity to purchase shares of Power Integrations’ common stock through payroll deductions, to assist Power Integrations in attracting, retaining and motivating valued employees.

The Purchase Plan is implemented by offerings of rights to all eligible employees from time to time by the Board. The maximum length for an offering under the Purchase Plan is 27 months. Currently, under the Purchase Plan, each offering is for a period of 24 months and overlaps with other offering periods, with a new offering period beginning every six months. Offering periods generally commence on February 1 and August 1 of each year and end on the last day of January and July, respectively, occurring two years thereafter. Each offering is generally comprised of four six-month purchase periods. Shares are purchased on the last day of each purchase period.

Any person who is customarily employed at least 20 hours per week and five months per calendar year by Power Integrations (or by any subsidiary of Power Integrations designated by the Board) on the first day of an offering is eligible to participate in that offering, unless that employee owns or holds options to purchase, or as a result of participation in the Purchase Plan, would own or hold options to purchase, five percent or more of the total combined voting power or value of all classes of our stock or of any parent or subsidiary.

Unless otherwise provided by the Board prior to the commencement of an offering, the Purchase Price for that offering period shall be eighty-five percent (85%) of the lesser of (a) the fair market value of a share of common stock on the first day of the offering, or (b) the fair market value of a share of common stock on the last day of the purchase period.

The Board may suspend or terminate the Purchase Plan at any time. Unless terminated earlier, the Purchase Plan will terminate when all the shares reserved for issuance under the Purchase Plan have been issued.

A description of the Purchase Plan may be found in the Power Integrations proxy statement filed with the Securities and Exchange Commission on April 28, 2008. The Purchase Plan is filed as an exhibit to this Form 8-K.

Item 9.01	Exhibits.

Exhibit Number	Description

10.1	Power Integrations, Inc. 1997 Employee Stock Purchase Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Power Integrations, Inc.

By:	/s/ Rafael Torres
	Name:	Rafael Torres
	Title:	Chief Financial Officer

Dated: June 19, 2008

EXHIBIT INDEX

Exhibit Number	Description

10.1	Power Integrations, Inc. 1997 Employee Stock Purchase Plan